                                                                 Exhibit (g)(12)

                   FIRST AMENDMENT TO AUTOMATIC YRT AGREEMENT
                                  ("AMENDMENT")

Reference is made to the Automatic YRT Reinsurance Agreement, dated effective August 30, 2005, and identified as Treaty Number 1321 (herein the "Agreement"), by and between IDS Life Insurance Company ("Ceding Company") and [name of reinsurance company] ("Reinsurer"). The undersigned parties hereby agree that the Agreement shall be and is hereby amended as follows:

      1. Exhibit B and Exhibit D of the Agreement are replaced by the attached Exhibit B and Exhibit D, each marked "Revised January 24, 2006", in order to include coverage under the Agreement for certain universal life insurance plans as specified in the revised exhibits (herein "Universal Life Plans"). Coverage under the Agreement for variable universal life plans as specified in the original exhibits ("Variable Universal Life Plans") remains in force in accordance with the terms of the Agreement. Schedule D-1 remains unchanged.

      2. The Agreement shall apply to all eligible policies issued on Universal Life Plans with effective dates on or after January 24, 2006 including any policies applied for on or after such date that were backdated up to six months.

      3. Article 12 relating to Recapture shall apply separately to Variable Universal Life Plans and Universal Life Plans. This means the Ceding Company shall have the option under Article 12 to exercise its recapture rights for Variable Universal Life Plans without recapturing Universal Life Plans, or vice-versa, provided the Ceding Company otherwise exercises such rights in accordance with the terms of the Agreement.

      4. With respect to Article 8.3 relating to Transition, introduction of Universal Life Plans into any jurisdiction shall be treated as separate from introduction of Variable Universal Life Plans, such that in both instances there shall be a transition period as set forth in Article 8.3. For purposes of the introduction of the Universal Life Plans, the free look period administered by the Ceding Company will be sixty (60) days.

Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement. Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This Amendment is effective immediately upon execution by both of the undersigned parties. This Amendment is made in duplicate and executed below by authorized representatives of both parties.

IDS LIFE INSURANCE COMPANY                    [NAME OF REINSURANCE COMPANY]


By:     /s/ Timothy V. Bechtold               By:    [signature]
        --------------------------------
        (signature)                                  (signature)
        Timothy V. Bechtold                          [name]
        (print or type name)                         (print or type name)
Title:  President                             Title: [title]
Date:   1/25/06                               Date:  1/25/06
        --------------------------------
Attest: /s/ /s/ Charles R. Casswell           Attest:[signature]
        --------------------------------
        (signature)                                  (signature)
Title: Reinsurance Officer                    Title: [title]


                                     2 of 2
IDSL - [redacted]
VUL IV and Foundations

                                                                       EXHIBIT B
                                                      (REVISED JANUARY 24, 2006)

                        PLANS COVERED AND BINDING LIMITS

The business reinsured under this Agreement is defined as follows:

B.1   PLANS AND RIDERS

      Policies issued on plans with effective dates on or after the Commencement Date shown below qualify for reinsurance under the terms of this Agreement. It is understood that policies may be backdated by up to six
      (6) months from the date shown below.

      A. VARIABLE UNIVERSAL LIFE PLANS: The following variable universal life plans including any of the following riders when attached to one of the following plans (to be referred to in this Exhibit B and D as "VUL Plans"):

                                               COMMENCEMENT
       PLAN IDENTIFICATION                         DATE
       -----------------------------------------------------------

       VUL-IV (Form 30061 with                Aug. 30, 2005
       endorsements 132024 and
       130701)

       RIDERS:

       Automatic Increasing Benefit
       Rider (AIBR) (Form 30965)              Aug. 30, 2005

       Base Insured Rider (BIR)               Aug. 30, 2005
       (Form 132023)

       Other Insured Rider (OIR)              Aug. 30, 2005
       (Form 30450)

       Exchange of Insured Rider (EOI)
       (Form 132114)


                                       B-1
IDSL - [redacted]
VUL IV and Foundations

      B. UNIVERSAL LIFE PLANS: The following universal life plans including any of the following riders when attached to one of the following plans (to be referred to in this Exhibit B and D as "UL Plans"):

                                               COMMENCEMENT
              PLAN IDENTIFICATION                 DATE
      -----------------------------------------------------------

      Foundations UL Form 30080C              Jan. 24, 2006
      with Endorsement 133080

      Foundations Protector Form              Jan. 24, 2006
      133078 and 133078-ES

      RIDERS:

      Automatic Increasing Benefit            Jan. 24, 2006
      Rider (AIBR) (Form 30965)

      Exchange of Insured Rider (EOI)

      It is understood and agreed the Agreement also covers other VUL Plan and UL Plan policy form and endorsement numbers for the above plans that may vary for specific states.

B.2   BASIS

      Cessions may be automatic, capacity facultative, or non-capacity facultative. Only mortality risk will be reinsured under this Agreement.

      Automatic cessions shall be on a first dollar quota share basis with the Ceding Company retaining its Retained Share as described in Exhibit A. For automatic cessions, Net Amount at Risk in excess of the Retained Share will be ceded to a pool of reinsurers, subject to the Automatic Binding Limits and Jumbo Limits set forth herein.

      For VUL Plans, Reinsurer's Percentage Share for purposes of calculating the Reinsured Net Amount at Risk is [percentage]. For UL Plans, Reinsurer's Percentage Share for purposes of calculating the Reinsured Net Amount at Risk is [percentage]. Reinsured Net Amount at Risk is as defined in Article 5.

      Facultative cessions will be negotiated on a case-by-case basis. Ceding Company at its discretion may submit any policy for facultative consideration rather than automatic cession or in cases where automatic capacity has been exhausted. For facultative cessions, the Ceding


                                       B-2
IDSL - [redacted]
VUL IV and Foundations

      Company's Retained Share and the Reinsured Net Amount at Risk shall be determined in the manner described in Exhibit A.

      Reinsurer may choose not to provide a facultative quote. However, Reinsurer will honor any facultative offer made, and any subsequent reduction in proposed or actual face amount will not affect the validity of a facultative offer made by or facultative coverage placed with the Reinsurer.

B.3   AUTOMATIC BINDING LIMITS

      Life

       ------------------------------------------------------------------------
          Issue Age     Standard - Table D     Table E - H      Table I -P
       ------------------------------------------------------------------------
            [ages]        [dollar amount]    [dollar amount]  [dollar amount]
       ------------------------------------------------------------------------
            [ages]        [dollar amount]    [dollar amount]  [dollar amount]
       ------------------------------------------------------------------------
            [ages]        [dollar amount]    [dollar amount]  [dollar amount]
       ------------------------------------------------------------------------

      The Ceding Company may not cede reinsurance automatically if the sum of all amounts in force and applied for on the same life with the Ceding Company, excluding amounts being internally replaced, exceeds the above Automatic Binding Limits. These Automatic Binding Limits include any amounts within the Ceding Company's retention.

      Increased policy amounts elected under the terms of the Automatic Increasing Benefit Rider will not be taken into account for automatic and jumbo limits, provided that the total of all increases to the Specified Amount of a single policy cannot exceed [dollar amount].

      If an applicant has existing joint life coverage inforce with Ceding Company, the full face amount of the joint life policy will be included in the total inforce risk on the life for the purposes of the application of automatic and jumbo limits.

B.4   JUMBO LIMITS

       -----------------------------------
          Issue Age      Jumbo Limit
       -----------------------------------
           [ages]       [dollar amount]
       -----------------------------------
           [ages]       [dollar amount]
       -----------------------------------

      The Ceding Company will not cede any risk automatically if, according to information available to the Ceding Company, the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown above.


                                       B-3
IDSL - [redacted]
VUL IV and Foundations

B.5   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

      The Reinsurer's liability will not exceed its proportionate share of

      a)    [dollar amount], or

      b) [dollar amount] if the amount is ordered by court of competent jurisdiction or the result of a settlement with the beneficiary.

B.6   CESSION LIMITS

      Minimum Initial Cession: None.

B.7   INTERNATIONAL RISKS

      Ceding Company may automatically cede risk on any international client in accordance with the eligibility criteria and application requirements set forth in the Ceding Company's "Guidelines for Underwriting International Clients". The parties acknowledge that the guidelines in use as of the effective date have been supplied to and approved by the Reinsurer.

      The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its "Guidelines for Underwriting International Clients". This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.


                                       B-4
IDSL - [redacted]
VUL IV and Foundations

                                                                       EXHIBIT D
                                                      (REVISED JANUARY 24, 2006)

                              REINSURANCE PREMIUMS

D.1   PREMIUMS AND ALLOWANCES

      Plans covered under this Agreement will be reinsured on a YRT basis. Reinsurance premium rates per $1000 Net Amount at Risk shall equal the 2001 Valuation Basic Mortality (VBT) ALB Select and Ultimate rates, as modified by the Ceding Company and expressed in the table attached hereto as Schedule D-l, less the following allowances:

       For VUL Plans:

                 ------------------------------------------------------
                 UNDERWRITING CLASS                ALL AGES/ALL YEARS
                 ------------------------------------------------------
                 Super Preferred Non-Tobacco      [percentage]
                 ------------------------------------------------------
                 Preferred Non-Tobacco            [percentage]
                 ------------------------------------------------------
                 Standard Non-Tobacco             [percentage]
                 ------------------------------------------------------
                 Preferred Tobacco                [percentage]
                 ------------------------------------------------------
                 Standard Tobacco                 [percentage]
                 ------------------------------------------------------

      For UL Plans:

      a. For issue ages 0-69 through attained age 99:

             ----------------------------------------------------------------------------------------------
                        Total                          Preferred     Standard
                      Specified             Super         Non-         Non-       Preferred    Standard
                       Amount             Preferred     tobacco      tobacco       Tobacco      Tobacco
             ----------------------------------------------------------------------------------------------
                   Under $100,000       [percentage] [percentage] [percentage]  [percentage] [percentage]
             ----------------------------------------------------------------------------------------------
                  $100,000-$249,999     [percentage] [percentage] [percentage]  [percentage] [percentage]
             ----------------------------------------------------------------------------------------------
                  $250,000-$999,999     [percentage] [percentage] [percentage]  [percentage] [percentage]
             ----------------------------------------------------------------------------------------------
                   Over $1,000,000      [percentage] [percentage] [percentage]  [percentage] [percentage]
             ----------------------------------------------------------------------------------------------


                                       D-1
IDSL - [redacted]
VUL IV and Foundations

      b. For issue ages 70-85 through attained age 99:

             ----------------------------------------------------------------------------------------------
                        Total                         Preferred    Standard
                      Specified         Super            Non-         Non-     Preferred    Standard
                       Amount         Preferred        tobacco      tobacco     Tobacco      Tobacco
             ----------------------------------------------------------------------------------------------
                  Under $100,000     [percentage]   [percentage] [percentage] [percentage] [percentage]
             ----------------------------------------------------------------------------------------------
                $100,000-$249,999    [percentage]   [percentage] [percentage] [percentage] [percentage]
             ----------------------------------------------------------------------------------------------
                $250,000-$999,999    [percentage]   [percentage] [percentage] [percentage] [percentage]
             ----------------------------------------------------------------------------------------------
                 Over $1,000,000     [percentage]   [percentage] [percentage] [percentage] [percentage]
             ----------------------------------------------------------------------------------------------

      c. For attained ages 100 and above:

            100% allowance (i.e., there will be no cost to the Ceding Company to continue reinsurance coverage beyond age 99)

      Total Specified Amount shall be the sum of the Specified Amounts of the Base Policy and any Base Insured Rider. Total Specified Amount will be recalculated whenever there is a policy change that increases or decreases Specified Amount.

      To determine the amount of reinsurance premium to be paid by the Ceding Company to the Reinsurer, these reinsurance premium rates will be applied to the Reinsured Net Amount at Risk for each policy determined as of the last policy anniversary or subsequent policy change date if applicable.

      For juvenile policies up to attained age of twenty years old, Standard Non-Tobacco rates shall be used for purposes of calculating premiums and allowances.

D.2   AGE BASIS

      Age Last Birthday

D.3   POLICY FEES

      The Reinsurer will not participate in any policy fees.

D.4   SUBSTANDARD PREMIUMS

      Substandard multiple ratings will be applied to increase the underlying reinsurance premium rates by [percentage] per table of assessed rating, and the normal base allowance will be paid on the entire amount.


                                       D-2
IDSL - [redacted]
VUL IV and Foundations

      When flat extras are applied, the following allowances will be paid on the extra premium portion:

      Temporary (five years or less): [percentage] for first year and all renewal years Permanent (over five years): [percentage] for first year and [percentage] for all renewal years

D.5   RIDERS AND BENEFITS

      AIBR (Automatic Increase Benefit Rider) - Elected increases will be proportionately reinsured using the premiums for the base coverage, at point-in-scale.

      BIR (Base Insured Rider) and OIR (Other Insured Rider) - These riders will be proportionately reinsured using the same premium rates scale as used for the base coverage.

      ACCELERATED DEATH BENEFIT - If IDS Life pays an accelerated death benefit under the terms of the policy contract, the reinsurance coverage will continue unaffected until the death of the insured.

      EXCHANGE OF INSURED RIDER - Exercise of rider to replace insured life subject to full underwriting; reinsurance coverage, whether automatic or facultative, to be provided for same amount of coverage as new business.

      The following benefits are not reinsured under this Agreement:

      Waiver of Monthly Deduction Rider (WMD)
      Children's Insurance Rider (CIR)
      Accidental Death Benefit Rider (ADB)


                                       D-3
IDSL - [redacted]
VUL IV and Foundations